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                                                                    Exhibit 1(b)


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                               SPECTOR & SAULINO
                  AN INDEPENDENTLY OWNED AND OPERATED CPA FIRM




                                              January 2, 2000





Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.  20549


Regarding - AlphaCom, Inc. (Commission File Number 333-83573)


We have read the statements made by AlphaCom, Inc., which we understand was filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated December 29, 2000. We agree with the statements concerning our Firm in such Form 8-K.


                                        Very truly yours,


                                       Spector & Saulino, CPAs, L.L.C.

Cc:  Mr. Joseph Lechiara
     AlphaCom, Inc.





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